      As Filed With the Securities and Exchange Commission on June 9, 1998
                              Registration No. 333-
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------
                                    FORM S-8
                                 -------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           GLENAYRE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                 Delaware
       (State or other jurisdiction of incorporation or organization)
                                 98-0085742
                    (I.R.S. Employer Identification No.)

                             5935 Carnegie Boulevard
                            Charlotte, North Carolina
                     (Address of principal executive offices)
                                       28209
                                    (Zip Code)

                       GLENAYRE 1996 INCENTIVE STOCK PLAN
                            (Full title of the plan)
                                 -------------

                              STANLEY CIEPCIELINSKI
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           GLENAYRE TECHNOLOGIES, INC.
                             5935 CARNEGIE BOULEVARD
                         CHARLOTTE, NORTH CAROLINA 28209
                     (Name and address of agent for service)
                                  704/553-0038
                     (Telephone number, including area code,
                              of agent for service)

                            Please send copies of all
                               communications to:

                              A. ZACHARY SMITH III
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                    NATIONSBANK CORPORATE CENTER, SUITE 4200
                             100 NORTH TRYON STREET
                      CHARLOTTE, NORTH CAROLINA 28202-4006
                                 -------------



                         CALCULATION OF REGISTRATION FEE
---------------------------- ------------------- ------------------ ---------------------  ----------------

            Title                   Amount        Proposed maximum   Proposed maximum         Amount of
     of securities to be            To be          Offering price        Aggregate           Registration
         registered               Registered         per share1       offering price1            Fee
---------------------------- ------------------- ------------------ ---------------------- ----------------
---------------------------- ------------------- ------------------ ---------------------- ----------------

Common Stock, $.02 par value   2,200,000 shares       $15.9375          $35,062,500            $10,344
---------------------------- ------------------- ------------------ ---------------------- ----------------



--------
1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $15.9375 per share, the average of the high and low prices for the Common Stock on June 4, 1998 as reported in The Nasdaq Stock Market.

                                EXPLANATORY NOTE

         This Registration Statement relates to the amendment to the Glenayre 1996 Incentive Stock Plan to increase by 2,200,000 the number of shares of common stock authorized to be issued thereunder.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 incorporates by reference the contents of (i) PART I and (ii) PART II, Items 3, 4, 6, 7 and 9, of the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-04635), filed by the Registrant on May 22, 1998 relating to the Glenayre 1996 Incentive Stock Plan.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Registrant by Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. At May 20, 1998, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 13,725 shares of the Common Stock of the Registrant.

ITEM 8.  EXHIBITS.

         4 Glenayre 1996 Incentive Stock Plan, as amended, is incorporated herein by reference to Exhibit 4 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-04635) filed May 22, 1998.

         5        Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
                  (filed herewith).

         23.1     Consent of Ernst & Young LLP (filed herewith).

         23.2 Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5).

         23.3     Acknowledgment of Ernst & Young LLP (filed herewith).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 21st day of May, 1998.

                             GLENAYRE TECHNOLOGIES, INC.


                             By:  /s/ Stanley Ciepcielinski
                                  ---------------------------------
                                  Stanley Ciepcielinski
                                  Executive Vice President
                                  and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                      Capacity                           Date


/s/ Ramon D. Ardizzone                                            May 21, 1998
-----------------------------  Chairman of the Board
Ramon D. Ardizzone             and Director


/s/ Gary B. Smith                                                 May 21, 1998
-----------------------------  President, Chief Executive
Gary B. Smith                  Officer (Principal Executive
                               Officer) and Director

/s/ Stanley Ciepcielinski                                         May 21, 1998
-----------------------------  Executive Vice President,
Stanley Ciepcielinski          Chief Financial Officer (Principal
                               Financial Officer), Treasurer and
                               Director

/s/ Clarke H. Bailey           Director                           May 21, 1998
-----------------------------
Clarke H. Bailey


/s/ Donald S. Bates            Director                           May 21, 1998
-----------------------------
Donald S. Bates


/s/ Peter W. Gilson            Director                           May 21, 1998
-----------------------------
Peter W. Gilson


/s/ John J. Hurley             Director                           May 21, 1998
-----------------------------
John J. Hurley


/s/ Stephen P. Kelbley         Director                           May 21, 1998
-----------------------------
Stephen P. Kelbley


/s/ Horace H. Sibley           Director                           May 21, 1998
-----------------------------
Horace H. Sibley


/s/ Billy C. Layton                                               May 21, 1998
-----------------------------  Vice President, Controller
Billy C. Layton                and Chief Accounting Officer
                               (Principal Accounting Officer)

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM S-8
                                              REGISTRATION STATEMENT

                                            GLENAYRE TECHNOLOGIES, INC.
                                          Commission File Number 0-15761

                                                   EXHIBIT INDEX


Exhibit                Description

   4 Glenayre 1996 Incentive Stock Plan, as amended, is incorporated herein by reference to Exhibit 4 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-04635) filed May 22, 1998.

   5 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (filed herewith).

   23.1          Consent of Ernest & Young LLP (filed herewith).

   23.2 Consent of Kennedy Covington Lobdell & Hickman, LLP (contained in Exhibit 5).

   23.3          Acknowledgment of Ernst & Young LLP (filed herewith).